Exhibit 10.26

DATED: October 04, 2010

(1) PB COMMODITIES PTE LTD

- and -

(2) KENDALL LIFE SCIENCES CONSULTANTS LTD

___________________________________________

CONSULTANCY AGREEMENT

___________________________________________

Contents

1.

Interpretation

1

2.

Term of engagement

2

3.

Duties

2

4.

Fees

2

5.

Expenses

2

6.

Bonus

2

7.

Other activities

5

8.

Confidential information and Company property

3

9.

Termination

3

10.

Obligations upon termination

3

11.

Status

3

12.

Notices

4

13.

Entire agreement

4

14.

Variation

4

15.

Counterparts

4

16.

Third party rights

4

17.

Governing law and jurisdiction

4

T H I S  AGREEMENT is made the 4th day of October 2010

B E T W E E N:

PB COMMODITIES PTE LTD incorporated and registered in Singapore with company number 200301165K whose registered office is at 150 Orchard Road, Orchard Plaza, 08-02, Singapore, 238841 (“PB”); and

KENDALL LIFE SCIENCES CONSULTANTS LTD incorporated and registered in England and Wales with company number 5271074 whose registered office is at The London Office, 202 Harbour Yard, Chelsea harbour, London SW10 0XD, United Kingdom (“KLSC”).

WHEREAS:

A.

PB provides consultancy services to Singapore Volition Pte. Limited (“Volition”) which has acquired cancer diagnostic technology rights in the field of epigenetics which it desires to commercialize.

B.

KLSC is a consultancy company specializing in life sciences structuring and management, start up companies support and fund raising. KLSC founders have extensive experience in these fields throughout Europe and North America.

C.

PB desires to appoint KLSC to support its efforts in fund raising and the development and implementation of its business plan for Volition and KLSC is willing to provide PB with such support

IT IS HEREBY AGREED as follows:

1.

Interpretation

1.1

The definitions and rules of interpretation in this clause apply in this agreement (unless the context requires otherwise).

“Board”	means the board of directors of PB (including any committee of the board duly appointed by it);
“Commencement Date”	means 01 October 2010;
“Company Property”

means all documents, books, manuals, materials, records, correspondence, papers and information (on whatever media and wherever located) relating to the business or affairs of PB, Volition or any Group Company or its or their customers and business contacts, and any equipment, keys, hardware or software provided for KLSC or the Individual's use by PB or Volition during the Engagement, and any data or documents (including copies) produced, maintained or stored by KLSC or the Individual on the computer systems or other electronic equipment of PB, Volition, KLSC or the Individual during the Engagement.

“Confidential Information”

means information in whatever form (including without limitation, in written, oral, visual or electronic form or on any magnetic or optical disk or memory and wherever located) relating to the business, customers, products, affairs and finances of PB, Volition or any Group Company for the time being confidential to PB, Volition or any Group Company and trade secrets including, without limitation, technical data and know-how relating to the business of PB, Volition or any Group Company or any of its or their suppliers, customers, agents, distributors, shareholders, management or business contracts, and including (but not limited to) information that the Individual creates, develops, receives or obtains in connection with his Engagement, whether or not such information (if in anything other than oral form) is marked confidential.

“Engagement”	means the engagement of KLSC by PB on the terms of this agreement;
“Group Company”	means Volition, its Subsidiaries or Holding Companies from time to time and any Subsidiary of any Holding Company from time to time;
“Individual”	means Patrick Rousseau or such other person agreed by the parties;
“Pre-Contractual Statement”

means any undertaking, promise, assurance, statement, representation, warranty or understanding (whether in writing or not) of any person (whether party to this agreement or not) relating to the Engagement other than as expressly set out in this agreement or any documents referred to in it;

“Services”	means the facilitation and implementation of PB’s goals and objectives to be defined in close collaboration with PB’s management in accordance with professional standards;
“Termination Date”	means the date of termination of this agreement howsoever arising;
“Wallonia Agreement”	means the agreement with the Region of Wallonia, Belgium, pursuant to which funding in the form of a soft loan shall be received by the Volition or any Group Company.

1.2

The headings in this agreement are inserted for convenience only and shall not affect its construction.

1.3

A reference to a particular law is a reference to it as it is in force for the time being taking account of any amendment, extension, or re-enactment and includes any subordinate legislation for the time being in force made under it.

1.4

Unless the context otherwise requires, a reference to one gender shall include a reference to the other genders.

1.5

Unless the context otherwise requires, words in the singular include the plural and in the plural include the singular.

2.

Term of engagement

2.1

PB shall engage KLSC and KLSC shall make available to PB the Individual to provide the Services on the terms of this agreement.

2.2

The Engagement shall commence on the Commencement Date and shall continue unless and until terminated:

2.2.1

as provided by the terms of this agreement; or

2.2.2

by either party giving to the other not less than three months prior written notice.

3.

Duties

3.1

During the Engagement KLSC shall procure that the Individual shall:

3.1.1

provide the Services with all due care, skill and ability and use his reasonable endeavours to promote the interests of PB, Volition and any Group Company;

3.1.2

unless the Individual is prevented by ill health or accident, devote at least 8 days in each calendar month to the carrying out of the Services; and

3.1.3

promptly give to the Board all such information and reports as it may reasonably require in connection with matters relating to the provision of the Services or the business of PB, Volition or any Group Company.

3.2

If the Individual is unable to provide the Services due to illness or injury KLSC shall advise PB of that fact as soon as reasonably practicable. For the avoidance of doubt, no fee shall be payable in accordance with clause 4 in respect of any period during which the Services are not provided.

3.3

KLSC shall use its reasonable endeavours to ensure that the Individual is available on reasonable notice to provide such assistance or information as PB may require.

3.4

Unless it or he has been specifically authorised to do so by PB in writing:

3.4.1

neither KLSC nor the Individual shall have any authority to incur any expenditure in the name of or for the account of PB or any company to which PB provides services; and

3.4.2

KLSC shall not, and shall procure that the Individual shall not, hold itself out as having authority to bind PB or any company to which PB provides services.

3.4.3

3.5

KLSC shall procure that the Individual shall comply with all reasonable standards of safety and comply with PB’s health and safety procedures from time to time in force at the premises where the Services are provided and report to PB any unsafe working conditions or practices.

4.

Fees

4.1

PB shall pay KLSC a gross fee of €2,000 (Two thousand Euros) per month (the “Service Fee”) inclusive of VAT (if applicable). This amount will be payable monthly in arrears by payment directly into a nominated bank account.

4.2

The Service Fee shall increase to €4,000 (Four thousand Euros) per month upon KLSC securing additional funding for Volition, its Subsidiaries or Holding Companies to the satisfaction of the board of Volition in consultation with PB.

4.3

On the last working day of each month during the Engagement KLSC shall submit to PB an invoice which gives details of the days which the Individual has worked and the Services provided during that month.

4.4

KLSC and the Individual shall be fully responsible for the payment of all relevant taxes in relation to the Service Fee as detailed in clause 11.

4.5

Any tax, fee, charge or benefit paid by PB, Volition or a Group Company on behalf of, or for services provided by KLSC or the Individual to PB, Volition or a Group Company (even if unrelated to this Service Agreement) may be deducted from the Service Fee at the discretion of PB

4.6

Payment in full or in part of the fees claimed under clause 4 or any expenses claimed under clause 5 shall be without prejudice to any claims or rights of PB against KLSC or the Individual in respect of the provision of the Services.

5.

Expenses

5.1

PB shall reimburse all reasonable expenses properly and necessarily incurred by KLSC or the Individual in the course of the Engagement and agreed upon by PB, subject to production of receipts or other appropriate evidence of payment.

5.2

In claiming expenses KLSC or the Individual shall comply with PB’s Travel and Expenses Policy or any other Expenses Policies implemented by PB (as amended from time to time) a copy of which will be provided.

6.

Bonus

6.1

KLSC will be entitled to an option package to be decided by the Board of Volition in consultation with PB in their absolute discretion, to be applied in accordance with the directions of KLSC following the admission of Volition’s shares to a recognised exchange upon the listing, merger or reverse takeover of the Volition.

7.

Other activities

Nothing in this agreement shall prevent KLSC or the Individual from being engaged, concerned or having any financial interest in any capacity in any other business, trade, profession or occupation during the Engagement. However, KLSC or the Individual may not be involved in any capacity with a business which does or could compete with the business of the Company without the prior written consent of the Board

8.

Confidential information and Company property

8.1

KLSC acknowledges that in the course of the Engagement it and the Individual will have access to Confidential Information. KLSC has therefore agreed to accept the restrictions in this clause 8.

8.2

KLSC shall not, and shall procure that the Individual shall not (except in the proper course of its or his duties), either during the Engagement or at any time after the Termination Date, use or disclose to any third party (and shall use its reasonable endeavours to prevent the publication and disclosure of) any Confidential Information. This restriction does not apply to:

8.2.1

any use or disclosure authorised by PB or required by law; or

8.2.2

any information which is already in, or comes into, the public domain otherwise than through KLSC's or the Individual's unauthorised disclosure.

8.3

At any stage during the Engagement, KLSC will promptly upon request return to PB all and any Company Property in its or the Individual's possession.

9.

Termination

9.1

Notwithstanding the provisions of clause 2.2, PB may terminate the Engagement with immediate effect without notice and without any liability to make any further payment to KLSC (other than in respect of amounts accrued prior to the Termination Date) if at any time:

9.1.1

KLSC or the Individual commits any gross misconduct affecting the business of PB, Volition or any Group Company;

9.1.2

KLSC or the Individual commits any serious or repeated breach or non-observance of any of the provisions of this agreement or refuses or neglects to comply with any reasonable and lawful directions of PB;

9.1.3

the Individual is convicted of any criminal offence (other than an offence for which a fine or non-custodial penalty is imposed); or

9.1.4

KLSC or the Individual is, in the reasonable opinion of the Board, negligent or incompetent in the performance of the Services;

9.1.5

the Individual is declared bankrupt or makes any arrangement with or for the benefit of his creditors or has a court administration order made against him;

9.1.6

KLSC makes a resolution for its winding up, makes an arrangement or composition with its creditors or makes an application to a court of competent jurisdiction for protection from its creditors or an administration or winding-up order is made or an administrator or receiver is appointed in relation to KLSC;

9.1.7

KLSC or the Individual commits any fraud or dishonesty or acts in any manner which in the opinion of PB brings or is likely to bring the Individual, KLSC, PB or Volition or any Group Company into disrepute or is materially adverse to the interests of PB, Volition or any Group Company.

9.1.8

the Individual’s involvement in securing funding under the Wallonia Agreement ceases upon it becoming apparent in the opinion of the PB (in consultation with Volition) that the Wallonia Agreement will not close.

9.2

The rights of PB under clause 9.1 are without prejudice to any other rights that it might have at law to terminate the Engagement or to accept any breach of this agreement on the part of KLSC as having brought the agreement to an end. Any delay by PB in exercising its rights to terminate shall not constitute a waiver thereof.

10.

Obligations upon termination

On the Termination Date KLSC shall, and shall procure that the Individual shall:

10.1.1

immediately deliver to PB all Company Property which is in its or his possession or under its or his control; and

10.1.2

delete any information relating to the business of PB, Volition or any Group Company stored on any magnetic or optical disk or memory and all matter derived from such sources which is in its or his possession or under its or his control outside the premises of PB, Volition or any Group Company..

11.

Status

11.1

The relationship of KLSC (and the Individual) to PB will be that of independent contractor and nothing in this agreement shall render it (nor the Individual) an employee, worker, agent or partner of PB and KLSC shall not hold itself out as such and shall procure that the Individual shall not hold himself out as such.

11.2

This agreement constitutes a contract for the provision of services and not a contract of employment and accordingly KLSC shall be fully responsible for and shall indemnify PB for and in respect of:

11.2.1

any income tax, national insurance and social security contributions and any other liability, deduction, contribution, assessment or claim arising from or made in connection with either the performance of the Services or any payment or benefit received by the Individual in respect of the Services, where such recovery is not prohibited by law. KLSC shall further indemnify PB against all reasonable costs, expenses and any penalty, fine or interest incurred or payable by PB in connection with or in consequence of any such liability, deduction, contribution, assessment or claim other than where the latter arise out of PB's negligence or wilful default;

11.2.2

any liability arising from any employment-related claim or any claim based on worker status (including reasonable costs and expenses) brought by the Individual against PB arising out of or in connection with the provision of the Services.

11.3

KLSC warrants that it is not nor will it prior to the cessation of this agreement, become a Managed Service Company, within the meaning of section 61B, Income Tax (Earnings and Pensions) Act 2003.

12.

Notices

12.1

Any notice given under this agreement shall be in writing and signed by or on behalf of the party giving it and shall be served by delivering it personally, or sending it by pre-paid recorded delivery or registered post to the relevant party at its registered office for the time being or by sending it by fax to the fax number notified by the relevant party to the other party. Any such notice shall be deemed to have been received:

12.1.1

if delivered personally, at the time of delivery;

12.1.2

in the case of pre-paid recorded delivery or registered post, 48 hours from the date of posting;

12.1.3

in the case of fax, at the time of transmission.

12.2

In proving such service it shall be sufficient to prove that the envelope containing such notice was addressed to the address of the relevant party and delivered either to that address or into the custody of the postal authorities as a pre-paid recorded delivery or registered post or that the notice was transmitted by fax to the fax number of the relevant party.

13.

Entire agreement

Each party on behalf of itself acknowledges and agrees with the other party that:

13.1.1

this agreement constitutes the entire agreement and understanding between KLSC and PB and supersedes any previous agreement between them relating to the Engagement (which shall be deemed to have been terminated by mutual consent);

13.1.2

in entering into this agreement neither party has relied on any Pre-Contractual Statement; and

13.1.3

the only remedy available to it or arising out of or in connection with any Pre-Contractual Statement shall be for breach of contract. Nothing in this agreement shall, however, operate to limit or exclude any liability for fraud.

14.

Variation

No variation of this agreement shall be valid unless it is in writing and signed by or on behalf of each of the parties.

15.

Counterparts

This agreement may be executed in any number of counterparts, each of which, when executed, shall be an original, and all the counterparts together shall constitute one and the same instrument.

16.

Third party rights

16.1

A person who is not a party to this agreement shall not have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this agreement.

16.2

The rights of the parties to terminate, rescind or agree any variation, waiver or settlement under this agreement is not subject to the consent of any person that is not a party to this agreement.

17.

Governing law and jurisdiction

17.1

This agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the laws of Singapore.

17.2

The parties irrevocably agree that the courts of Singapore shall have non-exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this agreement or its subject matter or formation (including non-contractual disputes or claims).

IN WITNESS whereof this Agreement has been duly signed on the date detailed at the top of page 1.

/s/ Rodney Rootsaert

/s/ Patrick Rousseau

Rodney Rootsaert

Patrick Rousseau

for and on behalf of

for and on behalf of

PB Commodities Pte. Ltd

Kendall Life Sciences

Consultants Ltd.

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